Exhibit 99.1

CUSIP No. 411307 10 1

AGREEMENT

Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

April 30, 2008	Sigma PartnerS V, L.P.

	BY:	Sigma Management V, L.L.C.
	ITS:	General Partner

	By:	/s/ Robert E. Davoli
Robert E. Davoli
Managing Director

April 30, 2008	SIGMA ASSOCIATES V, L.P.

	BY:	Sigma Management V, L.L.C.
	ITS:	General Partner

	By:	/s/ Robert E. Davoli
Robert E. Davoli
Managing Director

April 30, 2008	Sigma investors v, l.p.

	BY:	Sigma Management V, L.L.C.
	ITS:	General Partner

	By:	/s/ Robert E. Davoli
Robert E. Davoli
Managing Director

April 30, 2008	SIGMA MANAGEMENT V, L.L.C.

	By:	/s/ Robert E. Davoli
Robert E. Davoli
Managing Director